Exhibit 99.1

Alto Ingredients, Inc. Reports First Quarter 2022 Results

●	Increased Net Sales 41% to $308 Million vs. Q1 2021

●	Integrated Acquisition of Specialty Alcohol Distributor, Eagle Alcohol

●	Launched Quality and ESG Initiatives

Sacramento, CA, May 9, 2022 – Alto Ingredients, Inc. (NASDAQ: ALTO), a leading producer and distributor of specialty alcohols and essential ingredients, reported its financial results for the quarter ended March 31, 2022.

“Our first quarter results validated our strategy to invest in specialty alcohols and essential ingredients,” said Mike Kandris CEO of Alto Ingredients. “Product diversification, with increased sales from higher margin products combined with operational improvements, partially offset the impact of the challenging commodities market. To further our strategy, we acquired a small-package distributor serving premium spirits markets in January and qualified for additional certifications valuable to pharmaceutical customers in February. These initiatives broadened our opportunities and enhanced our position in the marketplace. We are evaluating new capital expenditure programs to create additional long-term stakeholder value. We remain focused on executing on our strategic goals, investing for future growth and diversifying our product portfolio.”

Financial Results for the Three Months Ended March 31, 2022 Compared to 2021

●	Net sales were $308.1 million, compared to $218.7 million.

●	Cost of goods sold was $303.3 million, compared to $204.9 million.

●	Gross profit was $4.8 million, compared to $13.8 million.

●	Selling, general and administrative expenses were $7.6 million, compared to $7.0 million.

●	Operating loss was $2.9 million, compared to operating income of $5.6 million.

●	Net loss available to common stockholders was $2.9 million, or $0.04 per share, compared to net income of $4.4 million, or $0.06 per diluted share.

●	Adjusted EBITDA was $4.4 million, compared to $13.4 million.

●	Cash and cash equivalents were $36.2 million at March 31, 2022, compared to $50.6 million at December 31, 2021.

First Quarter 2022 Results Conference Call

Management will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on Monday, May 9, 2022, and will deliver prepared remarks via webcast followed by a question-and-answer session.

The webcast for the call can be accessed from Alto Ingredients website at www.altoingredients.com. Alternatively, you may dial the following number up to ten minutes prior to the scheduled conference call time: (866) 777-2509. International callers should dial (412) 317-5413. Please ask to join the Alto Ingredients call. The webcast will be archived for replay on Alto Ingredients’ website for one year. In addition, a telephonic replay will be available at 8:00 p.m. Eastern Time on Monday, May 9, 2022, through 8:00 p.m. Eastern Time on Wednesday, May 16, 2022. To access the replay, please dial (877) 344-7529. International callers should dial (412) 317-0088. The pass code will be 7162739.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles ("GAAP") are useful measures of operations. The company defines Adjusted EBITDA as unaudited net income (loss) attributed to Alto Ingredients, Inc. before interest expense, interest income, provision (benefit) for income taxes, asset impairments, loss on extinguishment of debt, acquisition-related expense, fair value adjustments, and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss) attributed to Alto Ingredients, Inc. Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company's performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) attributed to Alto Ingredients, Inc. or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and you should not consider this measure in isolation or as a substitute for analysis of the company's results as reported under GAAP.

About Alto Ingredients, Inc.

Alto Ingredients, Inc. (ALTO) is a leading producer and distributor of specialty alcohols and essential ingredients. The company is focused on products for four key markets: Health, Home & Beauty; Food & Beverage; Essential Ingredients; and Renewable Fuels. The company’s customers include major food and beverage companies and consumer products companies. For more information, please visit www.altoingredients.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Alto Ingredients’ estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Alto Ingredients’ current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements concerning the benefits of the acquisition of Eagle Alcohol and plant and product certifications; and Alto Ingredients’ other plans, objectives, expectations and intentions. It is important to note that Alto Ingredients’ plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Alto Ingredients’ current expectations depending upon a number of factors affecting Alto Ingredients’ business. These factors include, among others, adverse economic and market conditions, including for specialty alcohols and essential ingredients; export conditions and international demand for the company’s products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including production input costs, such as corn and natural gas; and the effects – both positive and negative – of the coronavirus pandemic and its resurgence or abatement. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Alto Ingredients’ products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the specialty alcohol production and marketing industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Alto Ingredients’ facilities, products and/or businesses; changes in laws, regulations and governmental policies; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Alto Ingredients’ filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Alto Ingredients’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2022.

Media Contact:

Bryon McGregor, Alto Ingredients, Inc., 916-403-2768, mediarelations@altoingredients.com

Company IR Contact:

Michael Kramer, Alto Ingredients, Inc., 916-403-2755, investorrelations@altoingredients.com

IR Agency Contact:

Kirsten Chapman, LHA Investor Relations, 415-433-3777, investorrelations@altoingredients.com

ALTO INGREDIENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Net sales	$308,118	$218,734
Cost of goods sold	303,345	204,897
Gross profit	4,773	13,837
Selling, general and administrative expenses	7,629	7,014
Asset impairment	—	1,200
Income (loss) from operations	(2,856)	5,623
Interest expense, net	(200)	(1,885)
Other income, net	454	940
Income (loss) before provision for income taxes	(2,602)	4,678
Provision for income taxes	—	—
Net income (loss)	$(2,602)	$4,678
Preferred stock dividends	$(312)	$(312)
Net income (loss) available to common stockholders	$(2,914)	$4,366
Net income (loss) per share, basic and diluted	$(0.04)	$0.06
Weighted-average shares outstanding, basic	71,390	70,351
Weighted-average shares outstanding, diluted	71,390	72,464

ALTO INGREDIENTS, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except par value)

ASSETS	March 31, 2022	December 31, 2021
Current Assets:
Cash and cash equivalents	$36,184	$50,612
Restricted cash	23,799	11,513
Accounts receivable, net	80,611	86,888
Inventories	58,491	54,373
Derivative instruments	19,498	15,839
Notes receivable, current	12,385	3,125
Other current assets	10,245	7,176
Total current assets	241,213	229,526
Property and equipment, net	220,996	222,550
Other Assets:
Right of use operating lease assets, net	15,099	13,413
Notes receivable, noncurrent	—	11,641
Intangible assets, net	9,460	2,678
Goodwill	5,958	—
Other assets	5,142	5,145
Total other assets	35,659	32,877
Total Assets	$497,868	$484,953

ALTO INGREDIENTS, INC.

CONSOLIDATED BALANCE SHEETS (CONTINUED)

(unaudited, in thousands, except par value)

LIABILITIES AND STOCKHOLDERS’ EQUITY	March 31, 2022	December 31, 2021
Current Liabilities:
Accounts payable – trade	$21,750	$23,251
Accrued liabilities	19,479	21,307
Current portion – operating leases	4,297	3,909
Derivative instruments	27,487	13,582
Other current liabilities	7,168	7,553
Total current liabilities	80,181	69,602

Long-term debt	53,681	50,361
Operating leases, net of current portion	10,705	9,382
Other liabilities	10,336	10,394
Total Liabilities	154,903	139,739

Stockholders’ Equity:
Alto Ingredients, Inc. Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: no shares issued and outstanding as of March 31, 2022 and December 31, 2021 Series B: 927 shares issued and outstanding as of March 31, 2022 and December 31, 2021	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 74,411 and 72,778 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	74	73
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 1 share issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	1,037,869	1,037,205
Accumulated other comprehensive loss	(284)	(284)
Accumulated deficit	(694,695)	(691,781)
Total Stockholders’ Equity	342,965	345,214
Total Liabilities and Stockholders’ Equity	$497,868	$484,953

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended March 31,
(in thousands) (unaudited)	2022	2021
Net income (loss)	$(2,602)	$4,678
Adjustments:
Interest expense	200	1,885
Interest income	(158)	(184)
Acquisition-related expense	875	—
Asset impairments	—	1,200
Depreciation and amortization expense	6,134	5,860
Total adjustments	7,051	8,761
Adjusted EBITDA	$4,449	$13,439

Commodity Price Performance

	Three Months Ended March 31,
(unaudited)	2022	2021
Renewable fuel production gallons sold (in millions)	49.2	39.0
Specialty alcohol production gallons sold (in millions)	23.3	19.0
Third party renewable fuel gallons sold (in millions)	30.7	54.0
Total gallons sold (in millions)	103.2	112.0

Total gallons produced (in millions)	74.3	58.0
Production capacity utilization	86%	52%

Average sales price per gallon	$2.46	$1.94
Average CBOT ethanol price per gallon	$2.16	$1.60

Corn cost per bushel – CBOT equivalent	$6.22	$4.98
Average basis	$0.64	$0.29
Delivered corn cost	$6.86	$5.27

Total essential ingredients tons sold (in thousands)	398.8	276.9
Essential ingredient return % (1)	36.4%	40.0%

(1)	Essential ingredients revenue as a percentage of delivered cost of corn.

Segment Financials

(in thousands) (unaudited)	Three Months Ended March 31,
	2022	2021
Net sales
Pekin Campus production, recorded as gross:
Alcohol sales	$116,050	$95,083
Essential ingredient sales	55,280	45,077
Intersegment sales	256	1,473
Total Pekin Campus sales	171,586	141,633

Marketing and distribution:
Alcohol sales, gross	$53,926	$57,010
Alcohol sales, net	351	452
Intersegment sales	2,996	2,244
Total marketing and distribution sales	57,273	59,706

Other production, recorded as gross:
Alcohol sales	$59,805	$15,969
Essential ingredient sales	18,938	5,143
Intersegment sales	12	305
Total Other production sales	78,755	21,417

Corporate and other	3,768	—
Intersegment eliminations	(3,264)	(4,022)
Net sales as reported	$308,118	$218,734

Cost of goods sold:
Pekin Campus production	$168,881	$128,864
Marketing and distribution	54,716	53,958
Other production	78,244	24,117
Corporate and other	2,872	—
Intersegment eliminations	(1,368)	(2,042)
Cost of goods sold as reported	$303,345	$204,897

Gross profit (loss):
Pekin Campus production	$2,705	$12,769
Marketing and distribution	2,557	5,748
Other production	511	(2,700)
Corporate and other	896	—
Intersegment eliminations	(1,896)	(1,980)
Gross profit (loss) as reported	$4,773	$13,837

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